                                                                   EXHIBIT 10.14



           INTELLECTUAL PROPERTY OWNERSHIP AND CROSS LICENSE AGREEMENT

         THIS INTELLECTUAL PROPERTY OWNERSHIP AND CROSS LICENSE AGREEMENT ("Agreement") effective as of the closing date of the initial public offering of Genuity, Inc. common stock (the "Effective Date"), is made between GTE Service Corporation, a New York corporation, with offices for this Agreement at 1255 Corporate Drive, Irving, Texas 75038, and its Affiliates ("GTE") on the one hand, each only with respect to their respective obligations hereunder, and Genuity Solutions Inc., a Delaware corporation, with offices for this Agreement at 3 Van de Graaff Drive, Burlington, Massachusetts 01803 ("GENUITY") on the other hand.

     WHEREAS, GENUITY and GTE by this Agreement apportion between them the ownership, by mutual agreement, of existing patents and patent applications, agree to joint ownership of existing non-statutory intellectual property (excluding previously licensed software) due to the inability to identify, segregate and apportion such existing non-statutory intellectual property between them, and grant each other a non-exclusive, royalty-free license under existing patents and patent applications each party owns.

     Now, therefore, in mutual consideration of the promises and obligations set forth below, the parties agree as follows:

1. General.

        GTE and GENUITY desire to establish a contractual relationship that will
(i) define the ownership of certain intellectual property rights as between GENUITY and GTE, and (ii) grant GENUITY and GTE certain licenses and other rights in and to intellectual property rights owned by the other party, all in accordance with the terms and conditions set forth in this Agreement.

2. Definitions.

        For purposes of this Agreement, and in addition to certain terms defined on first use herein and in any schedule attached hereto, the following terms shall have the following meanings.

         2.1. "Affiliate" shall mean an entity that controls, is under common control with, or that is controlled by, the entity with which it is affiliated.



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         2.2. "Confidential Information" shall mean (i) all ideas and information of any kind, including, without limitation, technology, know-how, technical data, products, software, works of authorship, assets, operations, contractual relationships, business plans or any other aspect of either party's business, in written, other tangible or electronic form provided by one party (the "disclosing party") to the other party ("the receiving party") which is labeled by the disclosing party as "confidential", "proprietary" or with a legend of similar import; (ii) software in any form (including, without limitation, related documentation), whether or not labeled in accordance with the preceding; (iii) Non-Statutory Intellectual Property obtained from the disclosing party; and (iv) information orally disclosed and identified as confidential at the time of such disclosure which is summarized in writing within thirty (30) days of such disclosure. Confidential Information shall not, however, include any information that (a) lawfully in the receiving party's possession, with no restriction on use or disclosure, prior to its acquisition from the disclosing party; (b) received in good faith by the receiving party, with no restrictions on use or disclosure, from a third party not subject to any confidential obligation to the disclosing party; (c) now or later becomes publicly known through no breach of confidential obligation by the receiving party; (d) released by the disclosing party to any other person, firm or entity (including, without limitation, governmental agencies or bureaus) without restriction on use or disclosure; or (e) independently developed by or for the receiving party without any reliance on or use of Confidential Information of the disclosing party. The foregoing exceptions shall not apply to software in any form.

         2.3. "Existing Patents", shall mean (i) the patents, patent applications and Invention Disclosures (together with any patents issuing on the foregoing patent applications and Invention Disclosures, divisions, continuations or continuations-in-part thereof; patents, patent extensions, certificates of invention, reissues, renewals and additions thereof) listed on
Schedule 2.3A to this Agreement; (ii) the patents, patent applications and Invention Disclosures (together with any patents issuing on the foregoing patent applications and Invention Disclosures, divisions, continuations or continuations-in-part thereof; patents, patent extensions, certificates of invention, reissues, renewals and additions thereof) listed on Schedule 2.3B to this Agreement; and (iii) all other patents and patent applications (together with any patents issuing on the foregoing patent applications, divisions, continuations or continuations-in-part thereof; patents, patent extensions, certificates of invention, reissues, renewals and additions thereof) existing as of the Effective Date and owned by GTE or any Affiliate of GTE (including, without limitation, GENUITY; but excluding, however, any Affiliate of GTE resulting from a merger of GTE with a third party at any time after March 17, 2000.

         2.4. "Intellectual Property Rights" shall mean Existing Patents and Jointly Owned Non-Statutory Intellectual Property.

         2.5. "Invention Disclosure" shall mean a disclosure, in written or electronic form, of subject matter which is intended to be the subject of one or more patent applications and was prepared in conformance with the internal policies of a party hereto.

         2.6. "Jointly-Owned Non-Statutory Intellectual Property" shall mean all Non-Statutory Intellectual Property existing and owned by either or both parties hereto or any of their Affiliates as of the Effective Date, but excluding any Previously Licensed Non-Statutory Intellectual Property and also excluding all Non-Statutory Intellectual Property owned by an Affiliate of GTE resulting from the merger of GTE with a third party after March 17, 2000.



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         2.7. "Non-Statutory Intellectual Property" shall mean all unpatented inventions (whether or not patentable), trade secrets, know-how and proprietary information, including but not limited to (in whatever form or medium), discoveries, ideas, compositions, formulae, computer programs (including, without limitation, source and object codes and documentation, but excluding Software, Documentation and other intellectual property licensed by either party hereto to the other pursuant to a Software License Agreement (as those capitalized terms are defined therein)), databases, drawings, designs, plans, proposals, specifications, photographs, samples, models, processes, procedures, data, information, manuals, reports, financial, marketing and business data, pricing and costing information, correspondence and notes to the extent owned by either party hereto as of the Effective Date; provided, however, the foregoing shall not include any Third Party Intellectual Property Rights or any copyrights, trademarks, service marks, corporate names, domain names or applications for any of the foregoing.

         2.8. "Other Existing Intellectual Property" shall mean all copyrights, trademarks, service marks, corporate names, domain names or applications for any of the foregoing existing as of the Effective Date and owned as of the Effective Date by a party hereto.

         2.9. "Other Intellectual Property" shall mean all copyrights, trademarks, service marks, corporate names, domain names or applications for any of the foregoing developed, created or acquired from a third party after the Effective Date which are owned by a party hereto.

         2.10. "Previously Licensed Non-Statutory Intellectual Property" shall mean that portion of Non-Statutory Intellectual Property which exists and is owned by one party hereto (or its Affiliates) as of the Effective Date and is licensed to the other party hereto (or its Affiliates) pursuant to a separate written agreement, including, without limitation, the Software License Agreement (as defined hereinbelow), effective on or before the Effective Date.

         2.11. "Software License Agreement" shall mean that certain Software License Agreement among the parties of even date herewith.

         2.12. "Third Party Intellectual Property" shall mean any patents, copyrights, software trade secrets, trademarks, service marks, proprietary information and other intellectual property, in any form, that is owned by a third party and is required or useful for the exercise of any rights or licenses in Intellectual Property Rights conveyed or granted pursuant to this Agreement.



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3. Ownership.

         3.1. Existing Patents. On the terms and subject to the conditions set forth herein and subject to rights and licenses granted to third parties on or before the Effective Date, the ownership of all right, title and interest in and to the Existing Patents as of and after the Effective Date shall be apportioned as follows and each party hereto agrees to execute such documents of assignment and to take such other actions as may be required to effect the following:

                  (a) The Existing Patents listed on Schedule 2.3A hereto shall be owned exclusively by GENUITY;

                  (b) The Existing Patents listed on Schedule 2.3B hereto shall be jointly owned by GENUITY and GTE, with neither party being obligated to account to the other therefor; and

                  (c) All other Existing Patents shall be owned exclusively by GTE.

         3.2. Jointly-Owned Non-Statutory Intellectual Property. On the terms and subject to the conditions set forth herein and subject to the rights and licenses granted to third parties on or before the Effective Date, GENUITY and GTE shall jointly own, as of the Effective Date all right, title and interest in and to any and all Jointly-Owned Non-Statutory Intellectual Property, with neither party being required to account to the other therefor. Previously Licensed Non-Statutory Intellectual Property shall continue to be owned solely and exclusively by the owner thereof, and its use and other rights therein by the other party defined by the terms and conditions of such separate agreements between GTE and GENUITY or their respective Affiliates applicable to such Previously Licensed Non-Statutory Intellectual Property.

         3.3. Other Existing Intellectual Property. Other Existing Intellectual Property shall continue to be owned after the Effective Date by the party owning such Other Existing Intellectual Property on the Effective Date.

         3.4. Other Intellectual Property.

         (a) Except as other expressly provided in Sections 3.40 for certain Other Intellectual Property, ownership by any party hereto of any and all right, title and interest in and to Other Intellectual Property shall be determined in accordance with applicable law and/or any agreements into which such party has entered with its employees, subcontractors, agents or other third parties

         (b) In certain circumstances, it may be possible to obtain Other Intellectual Property in and to Jointly-Owned Non-Statutory Intellectual Property. Notwithstanding joint ownership of Jointly-Owned Non-Statutory Intellectual Property, the right to seek any Other Statutory Intellectual Property on the Jointly-Owned Intellectual Property, and the ownership in and to any right, title and interest of any such Other Intellectual Property that may result, shall be determined in accordance with the following:

         (i) for any and all Other Intellectual Property in and to works of authorship and mask works that are Jointly-Owned Non-Statutory Intellectual Property, the party or parties that employ at least one author of such work (or in the case of a work-for-hire, one contributor to such work) immediately after the Effective Date shall have the right to seek such Other Intellectual Property in and to such works and shall exclusively own, as between the parties, all right, title and interest in and to any Other Intellectual Property that result therefrom;



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         (ii)     in the event of multiple authors and/or contributors, as the case may be, at least one of which authors and/or contributors is employed immediately after the Effective Date by each of the parties hereto, all right, title and interest in and to such Other Intellectual Property that results therefrom shall be jointly owned by both parties, without the obligation of either party to account to the other therefor; and

         (iii) in the event that the author(s) or contributor(s), as the case may be, is not employed by any of the parties hereto, all right, title and interest in and to such Other Intellectual Property that results therefrom shall be jointly owned by GENUITY and GTE, with neither party having a duty to account to the other for the exploitation thereof.

         3.5. Preparation, Prosecution and Enforcement of Intellectual Property Rights. Except as provided below for jointly-owned Intellectual Property Rights, the owner of the Intellectual Property Rights, at its expense, shall control the preparation, filing and prosecution of any patent applications directed to such Intellectual Property Rights and to the maintenance and enforcement of any patents that result therefrom, and the other party hereto shall cooperate with the owner in such efforts at the owner's reasonable request and expense. For purposes of Intellectual Property Rights which are jointly owned, GTE shall control the preparation, filing and prosecution of such Intellectual Property Rights and the cost thereof shall be borne equally by GTE and GENUITY; provided, however, that (i) GTE will consult with GENUITY regarding the choice of foreign jurisdictions in which to protect such Intellectual Property Rights; (ii) GTE will provide copies of all documents filed with or received from the relevant patent or other government offices in connection with the prosecution of such Intellectual Property Rights; and (iii) the choice of prosecution counsel shall be reasonably satisfactory to GENUITY. If GTE refuses to file a patent application for protection of any such jointly owned Intellectual Property Rights after GENUITY has requested that GTE do so, GENUITY may do so, with counsel reasonably satisfactory to GTE, and the cost thereof shall be borne equally by GTE and GENUITY.



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         3.6. Limitations and Obligations of Ownership.

         (a) Each party shall have the right, but not the obligation, to obtain, maintain and enforce any Intellectual Property Rights solely owned by such party in such manner as such party deems appropriate in its sole discretion.

         (b) To the extent any party hereto has any right, title or interest in or to any Intellectual Property Right that is to be owned jointly or exclusively by the other party in accordance with the terms of this Section 0, such first party shall assign, and hereby assigns, to such other party such portion or all of the first party's right, title and interest in and to such Intellectual Property Right as required hereunder. The first party shall execute and procure such documents and take such other actions as may be reasonably requested from time to time by the other party to obtain for its own benefit such Intellectual Property Rights or otherwise to transfer or confirm its Intellectual Property Rights.

         (c) For any and all jointly owned Intellectual Property Rights, subject to the obligations of Confidentiality set forth in Section 0 hereof:

                  (i) Each party shall have an undivided joint interest with the other party in and to all such jointly owned Intellectual Property Rights.

                  (ii) Each party shall have the right to license or sublicense jointly owned Intellectual Property Rights without any duty to account to the other party.

                  (iii) Each party shall have the right to exercise or otherwise exploit jointly owned Intellectual Property Rights (including, without limitation, the right to make, use, offer for sale, sell, and make versions, adaptations and derivatives works), by any manner and means now known or hereafter devised, in perpetuity, without any duty to account to the other party.

                  (iv) Each party shall obtain waivers of any and all claims against the other party that any employee, subcontractor or agent of such party may now or hereafter have in any jurisdiction under "moral rights" or rights of "droit moral" encompassed by any jointly owned Intellectual Property Rights, and to the extent that such rights may not be waived, each such party shall secure covenants and stipulations of those individuals not to assert such rights against any of the other parties hereto or their respective successors, assigns, licensees and sublicensees.

                  (v) If either party becomes aware of any infringement, misuse or misappropriation of any jointly owned Intellectual Property Right, or any attempt to invalidate any jointly owned Intellectual Property Right, such party shall promptly notify the other party, and the parties shall thereafter confer in good faith regarding the steps, if any, that should be taken to remedy any such infringement, misuse or misappropriation or any such invalidity attempt. Either party shall have the right, at its sole discretion and expense, to enforce any jointly owned Intellectual Property Right against a third party. The other party shall reasonably cooperate in any such proceeding; provided, however, that the party bringing such proceeding shall reimburse the other party for such other party's costs and reasonable expenses, including reasonable attorneys fees, incurred in connection with such cooperation; and provided, further, that the duty of cooperation shall not interfere or diminish in any way with the right of such other party to grant licenses hereunder, including licenses to the accused infringer, and otherwise exploit all of such other party's rights in the jointly owned Intellectual Property Right.



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                  (vi) Nothing contained in this Agreement, including, without limitation, joint ownership of Jointly-Owned Non-Statutory Intellectual Property, shall require either party or its Affiliates to disclose or otherwise provide to the other party or its Affiliates any Jointly-Owned Non-Statutory Intellectual Property.

         (d) GTE acknowledges and agrees that, as between the parties and as of the Effective Date, GENUITY exclusively owns any and all right, title and interest in Existing Patents listed on Schedule 2.3A, and that under this Agreement, GTE shall acquire no right, title, or interest in or to any of the foregoing, other than any rights expressly granted hereunder.

         (e) GENUITY acknowledges and agrees that, as between the parties and as of the Effective Date, GTE exclusively owns any and all right, title and interest in Existing Patents (other than Existing Patents listed on Schedules 2.3A and 2.3B), and that under this Agreement, GENUITY shall acquire no right, title, or interest in or to any of the foregoing, other than any rights expressly granted hereunder.

         (f) Notwithstanding anything contained in this Agreement, each party expressly reserves the right to enforce its agreements with current and former employees relating to Intellectual Property Rights or relating to obligations of confidentiality, nondisclosure and nonuse of proprietary or confidential information.

4. License Grants.

         4.1. GENUITY to GTE

         (a) Existing Patents. On the terms and subject to the conditions set forth herein and subject to rights and licenses granted to third parties on or before the Effective Date, GENUITY hereby grants to GTE a worldwide, nonexclusive, perpetual, royalty-free and irrevocable right and license to exercise and otherwise exploit all of the Existing Patents listed on Schedule 2.3A (including, without limitation, the right to make, have made, use, offer for sale, sell, lease and license and to practice any method in the exercise of the foregoing), by any manner and means now known or hereafter devised. This License shall include the right of GTE to sublicense GTE's Affiliates and BCT.Telus Communications Inc. and their successors and assigns; provided, however, that they agree to be bound by the terms and conditions of this Agreement, but shall not otherwise include the right to sublicense.



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         (b) Negation of Licenses in Other Intellectual Property. Except and to
the extent expressly set forth in a separate written agreement between GTE and GENUITY, no right or licenses, express or implied, are hereby granted to GTE or its Affiliates under any other intellectual property owned by GENUITY or its Affiliates.

         4.2. GTE to GENUITY

         (a) Existing Patents. On the terms and subject to the conditions set forth herein and subject to rights and licenses granted to third parties on or before the Effective Date, GTE hereby grants to GENUITY a worldwide, nonexclusive, perpetual, royalty-free and irrevocable right and license to exercise and otherwise exploit all Existing Patents solely owned by GTE or its Affiliates as of the Effective Date (i.e., Existing Patents other than those listed on Schedules 2.3A and 2.3B), including, without limitation, the right to make, have made, use, offer for sale, sell, lease and license and to practice any method in the exercise of the foregoing, by any manner and means now known or hereafter devised. This License shall include the right of GENUITY to sublicense GENUITY's Affiliates; provided, however, that they agree to be bound by the terms and conditions of this Agreement, but shall not otherwise include the right to sublicense.

         (b) Negation of Licenses in Other Intellectual Property. Except and to the extent expressly set forth in a separate written agreement between GTE and GENUITY, no right or licenses, express or implied, are hereby granted to GENUITY or its Affiliates under any other intellectual property owned by GTE or its Affiliates.

         4.3. Limitations and Obligations of Licensees.

         (a) Each party agrees neither to do nor to permit any act which may in any way jeopardize or be detrimental to the validity of the other party's Intellectual Property Rights licensed to such party hereunder.

         (b) If a party becomes aware of any infringement, misuse or misappropriation of any Intellectual Property Rights of the other party licensed to the first party hereunder, the first party shall notify the other party with a commercially reasonable period of time and shall cooperate reasonably with the other party, at the other party's request and expense, to terminate or remedy such infringement, misuse or misappropriation.

         (c) Nothing contained herein shall be construed as obligating either party to obtain, maintain or enforce Intellectual Property Rights licensed to the other party hereunder.

         (d) Nothing herein shall be construed as granting either party, by implication, estoppel or otherwise, any license or other right under any Intellectual Property Rights, except for those rights expressly granted hereunder.



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5. Other Limitations on Ownership and Licenses.

         5.1. Prior Obligations. All rights in or to Intellectual Property Rights granted by either party hereunder by assignment, license or otherwise, are subject to any rights granted to any third party in such Intellectual Property Rights as of the Effective Date hereof.

         5.2. Third Party Intellectual Property. Each party acknowledges that, in order to exercise any rights granted hereunder, including but not limited to Jointly-Owned Non-Statutory Intellectual Property, it may need to license or otherwise obtain rights to use Third Party Intellectual Property. Such licenses or other rights shall be at such party's sole cost and expense and the party obtaining such licenses or other permissions shall be solely responsible for observing and complying with the terms and conditions under which such Third Party Intellectual Property is licensed or right is otherwise obtained from the applicable third party.

6. Warranties.

         6.1. Allocation of Risk. An essential purpose of the exclusion of warranties and limitation of liability provided in this Agreement is allocation of risks between GTE and GENUITY, which allocation of risks is reflected in the arrangements between GTE and GENUITY in this Agreement.

         6.2. No Conflicts. Each party warrants that, to the best of its knowledge, it owns, or otherwise has the necessary rights in the Intellectual Property Rights to assign ownership or to grant the rights and licenses conveyed herein.

         6.3. Disclaimer. THE WARRANTIES IN THIS SECTION 0 ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, WHETHER ARISING BY COURSE OF DEALING OR PERFORMANCE, CUSTOM, USAGE IN THE TRADE OR PROFESSION OR OTHERWISE, INCLUDING BUT NOT LIMITED TO, IMPLIED WARRANTIES OF MERCHANTABILITY, TITLE AND FITNESS FOR A PARTICULAR PURPOSE OR WARRANTIES AGAINST INFRINGEMENT. WITHOUT LIMITING THE FOREGOING, EACH PARTY EXPRESSLY DISCLAIMS ANY EXPRESS OR IMPLIED WARRANTY OR REPRESENTATION (i) THAT THE EXERCISE OR OTHER EXPLOITATION OF ANY INTELLECTUAL PROPERTY RIGHTS ASSIGNED OR LICENSED BY IT HEREUNDER SHALL BE FREE FROM INFRINGEMENT OF ANY THIRD PARTY INTELLECTUAL PROPERTY, AND (ii) OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE EVEN IF EITHER PARTY HAS BEEN ADVISED OR SHOULD HAVE KNOWN OF SUCH PURPOSE. Except for the warranties expressly set forth in this Section 0, each of the parties acknowledges and agrees that it has relied on no other representations or warranties and that no other representations or warranties have formed the basis of its bargain hereunder.



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7. Limitation of Liability

         EXCEPT FOR BREACH BY THE LICENSEE OF THE LIMITATIONS AND RESTRICTIONS ON THE RIGHTS GRANTED UNDER THE INTELLECTUAL PROPERTY RIGHTS OF THE LICENSOR, NEITHER PARTY BE ENTITLED TO RECOVER FROM THE OTHER PARTY ANY INCIDENTAL, CONSEQUENTIAL, INDIRECT, SPECIAL OR PUNITIVE DAMAGES (INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OF BUSINESS, LOSS OF PROFITS OR LOSS OF USE), WHETHER BASED ON CONTRACT, TORT (INCLUDING, WITHOUT LIMITATION, NEGLIGENCE), OR ANY OTHER CAUSE OF ACTION RELATING TO INTELLECTUAL PROPERTY RIGHTS ASSIGNED OR LICENSED HEREUNDER OR CONFIDENTIAL INFORMATION, OR OTHERWISE RELATING TO THIS AGREEMENT, EVEN IF THE OTHER PARTY HAS BEEN INFORMED OR SHOULD HAVE KNOWN OF THE POSSIBILITY OF SUCH DAMAGES.

8. Confidential Information.

         8.1. Restrictions. The Confidential Information of the disclosing party may be used by the receiving party only for the performance of its obligations and the exercise of its rights hereunder and may only be disclosed to those employees, subcontractors or agents of the receiving party who have a need to know in order so to perform or exercise. Except and to the extent set forth in
Section 0, the receiving party may not disclose Confidential Information of the disclosing party to any other person, entity or the public without the prior written consent of the disclosing party; provided, however, that such Confidential Information may be disclosed by the receiving party without the necessity of prior written consent to the receiving party's employees, subcontractors or consultants who require access to such Confidential Information to perform the receiving party's obligations or to exercise its rights hereunder; provided, however, such persons have entered into written agreements which contain obligations of nondisclosure and nonuse no less restrictive than set forth in this Section 0, which agreements shall be enforceable by the disclosing party.

         8.2. Compliance with Governmental, Judicial Requirements. If a receiving party receives a request to disclose any Confidential Information of the disclosing party (whether pursuant to a valid and effective subpoena, an order issued by a court or other governmental authority of competent jurisdiction or otherwise) on advice of legal counsel that disclosure is required under applicable law, the receiving party agrees that, prior to disclosing any Confidential Information of the disclosing party, it shall (i) notify the disclosing party of the existence and terms of such request or advice, (ii) cooperate with the disclosing party in taking legally available steps to resist or narrow any such request or to otherwise eliminate the need for such disclosure at the disclosing party's sole expense, if requested to do so by the disclosing party, and (iii) if disclosure is required, it shall be the obligation of the disclosing party to use its best efforts to obtain a protective order or other reliable assurance that confidential treatment shall be afforded to such portion of the Confidential Information of the disclosing party as is required to be disclosed.



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         8.3. Continuing Obligation. The obligation of nondisclosure and nonuse with respect to Confidential Information of the disclosing party shall survive and continue for a period of five (5) years after the Effective Date; provided, however, that the obligations of non-disclosure and non-use shall continue in perpetuity for software in any form.

9. Dispute Resolution.

         9.1. General. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled first, by good faith efforts of the parties to reach mutual agreement as set forth below.

         9.2. Initial Resolution. A party that wishes to initiate the dispute resolution process shall send written notice to the other party with a summary of the controversy and a request to initiate these dispute resolution procedures. Each party shall appoint a knowledgeable, responsible representative from the company who has the authority to settle the dispute, to meet and negotiate in good faith to resolve the dispute. The discussions shall be left to the discretion of the representatives, who may utilize other alternative dispute resolution procedures such as mediation to assist in the negotiations. Discussions and correspondence among the representatives for purposes of these negotiations shall be treated as Confidential Information developed for purposes of settlement, shall be exempt from discovery and production, and shall not be admissible in the arbitration described above or in any lawsuit pursuant to Rule 408 of the Federal Rules of Evidence. Documents identified in or provided with such communications, which are not prepared for purposes of the negotiations, are not so exempted and may, if otherwise admissible, be admitted in evidence in the arbitration or lawsuit. The parties agree to pursue resolution under this subsection for a minimum of sixty (60) days before initiating an action in the appropriate jurisdiction; provided, however, that each party reserves the right to pursue and defend its rights in court after the said sixty (60) day period.

         9.3. Injunctive Relief. The foregoing notwithstanding, each party shall have the right to seek injunctive relief in an applicable court of law or equity pending resolution of the dispute in accordance with the foregoing.



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10. General.

         10.1. Notice. Any written notice either party may give the other concerning the subject matter of this Agreement shall be in writing and given or made by means that obtain a written acknowledgment of receipt. Notices shall be sent to the parties at the following addresses, which may be changed by written notice:

                                  To GTE:
                                          ----------------------------------

                                          ----------------------------------

                                          ----------------------------------

                                          ----------------------------------


                              To GENUITY:
                                          ----------------------------------

                                          ----------------------------------

                                          ----------------------------------

                                          ----------------------------------



        Notice shall be deemed to have been given or made when actually received, as evidenced by written acknowledgment of receipt.

         10.2. Compliance. GTE and GENUITY shall each comply with the provisions of all applicable federal, state, and local laws, ordinances, regulations and codes (including, without limitation, procurement of required permits or certificates) in fulfillment of their obligations under this Agreement. All Intellectual Property Rights Held by either party are subject to U.S. export and foreign transactions control regulations. Each party undertakes that it shall neither export, nor cause nor permit to be exported, without the other party's prior written consent and without compliance with applicable law and regulation, any such Intellectual Property Rights of the other party out of the United States of America, nor shall such rights be made available by such party, directly or indirectly, for use in any project associated with the design, development, production, testing, stockpiling or use of: (i) nuclear weapons or facilities to produce nuclear explosives, (ii) missiles, or (iii) chemical or biological warfare agents. Each party agrees to comply with all applicable laws and regulations relating to the exportation of technical information, as they currently exist and as they may be amended from time to time.

         10.3. Assignment, Subcontracting. Neither this Agreement nor any rights or obligations hereunder shall be assignable by either of the parties without the other party's prior written consent; provided, however, that each party may assign this Agreement to any Affiliate or to any purchaser of any of such party or of such party's business to which such license relates upon the sale of all or substantially all of the assets of such business or upon a merger, stock swap or other means by which a third party acquires that part of such party's business to which such license relates. Any attempted or purported assignment in violation of the foregoing shall be void. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of each party hereto.

         10.4. Waiver of Terms and Conditions. Failure to enforce any of the terms or conditions of this Agreement shall not constitute a waiver of any such terms or conditions, or of any other terms or conditions.

         10.5. Severability. Where any provision of this Agreement is declared invalid, illegal, void or unenforceable, or any changes or modifications are required by regulatory or judicial action, and any such invalid, illegal, void or unenforceable provision, or such change or modification, substantially affects any material obligation of a party hereto, the remaining provisions of this Agreement shall remain in effect and the parties shall mutually agree upon a course of action with respect to such invalid provision or such change or modification to the end that the purposes of this Agreement are carried out.

         10.6. Governing Law. This Agreement, and the rights and obligations contained in it, shall be governed by and construed in accordance with the laws of the State of New York, without regard to any conflicts of law principles that would require the application of the laws of any other jurisdiction.

         10.7. No Unreasonable Delay or Withholding. Where agreement, approval, acceptance, consent or similar action by GENUITY or GTE is required, such action shall not be unreasonably delayed or withheld.

         10.8. Force Majeure. If performance of any obligations by either party under this Agreement is prevented, restricted or interfered with by reason of acts of God, wars, revolution, civil commotion, acts of public enemy, embargo, acts of government in its sovereign capacity, labor difficulties, including, without limitation, strikes, slowdowns, picketing or boycotts, communication line failures, power failures, or any other circumstances beyond the reasonable control and not involving any fault or negligence of the party affected, the party affected, upon giving prompt notice to the other party, shall be excused from such performance on a day-to-day basis during the continuance of such prevention, restriction or interference (and the other party shall likewise be excused, on a day-to-day basis during the same period, from performance of its obligations which are dependent upon or affected by such nonperformance); provided, however, that the party so affected shall use its best reasonable efforts to avoid or remove such causes of nonperformance and both parties shall proceed immediately with the performance of their obligations under this Agreement whenever such causes are removed or cease.

         10.9. Entire Agreement. This Agreement represents the entire understanding between the parties with the respect to its provisions and cancels and supercedes all prior agreements or understandings, whether written or oral, with respect to the subject matter. This Agreement may only be modified or amended by an instrument in writing signed by duly authorized representatives of the parties. This Agreement shall be deemed to include all Schedules attached hereto.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers to be effective as of the Effective Date.

GTE SERVICE CORPORATION                   GENUITY SOLUTIONS INC.


By:                                       By:
       ------------------------------            ------------------------------

Name:                                     Name:
       ------------------------------            ------------------------------

Title:                                    Title:
       ------------------------------            ------------------------------

Date:                                     Date:
       ------------------------------            ------------------------------

SCHEDULE 2.3A



                                  SCHEDULE A


97-416
99-308PRO1
99-309PRO1
99-314

SCHEDULE 2.3B



                                   SCHEDULE B


97-415 JA
97-418
97-420
97-420PCT
97-420 EP
97-431
97-441CIP1
97-446
97-447 AU
97-447 CN
97-447 EP
97-452
97-452 CN
97-452 GW
97-452 SW
97-453
97-453PCT
97-453 EP
97-454
97-455
97-455PCT
97-455 EP
98-404
98-404 PCT
98-407
98-409
98-409PCT
98-409 EP
98-410
98-412
98-414
98-417
98-418
98-426
98-427
98-428
98-429
98-430
98-432
98-433
98-437
99-401
99-405
99-406
99-406PCT
99-407
99-408
99-409
99-410
99-426PRO
99-403
99-701
99-702
99-703
97-408
97-409
97-415
97-417
97-417 AU
97-417 CN
97-417 EP
97-417 JA
97-426
97-430
97-447
97-447 JA
97-457
97-457 AU
97-457 CN
97-457 FR
97-457 GB
97-457 GW
97-458
97-459
97-459 DK
97-459 EP
97-459 FR
97-459 GB
97-459 GW
97-459 IT
97-464
97-467
97-467 FR
97-467 GB
97-467 GW
97-467 JA
97-471
97-474
98-438
99-414
99-415
99-420
99-421
99-422
99-427
99-430
99-435
99-442
99-443
99-445
99-449
99-451
99-454
99-455
99-460
99-463PRO1
99-464PRO1
99-465
99-466
99-467
99-471
00-4008
00-4012
00-4013
00-4015
97-460 CPA
99-301
99-302
99-303
99-304
99-305
99-306
99-307
99-310
99-311
99-312
99-313
99-315
99-316
99-317
99-318
99-319
00-3001
00-3002
00-3003
00-3004
00-3005
00-3006
00-3007
00-3008
00-4019
00-4020
00-4025
00-4009
98-809
98-814
98-501
98-507
98-502
98-503
98-508
99-502
99-503
88-3-429
89-3-672
94-3-711 CN
94-3-711 EP
94-3-711 JA
94-3-726
96-3-507
96-3-511
96-3-511 CON 1
97-809
97-809 PCT
97-813
97-813 PCT
97-814
97-814 PCT
97-816
97-816 PCT
97-822
97-822 EP
97-822 PCT
98-801
98-801 PCT
98-802 C1 PCT
98-802 CIP 1
98-803
98-803 PCT
98-804
98-806
99-806
99-807
99-808
99-810
99-833
99-837
99-838
99-845
99-864
99-865
99-866
99-867
99-969
99-970
99-973
97-450CPA
97-450PCT
97-450AU
97-450CN
97-450EP
97-450JA
97-450NZ
99-313




                                       16